UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

SENDTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51702	43-2053462
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

877 Executive Center Drive West St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 576-6630

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 7, 2008, SendTec, Inc. (the “Company”) issued a press release announcing that it has reached a non-binding agreement in principle to exchange all of its Senior Secured Convertible Debentures, due March 31, 2008 with an outstanding principal amount of approximately $32.7 million, for shares of a newly created Series B Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 10, 2008	SENDTEC, INC.

	By:	/s/ Paul Soltoff
Paul Soltoff
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 14, 2007.